QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 16, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933

Boise Cascade Corporation Boise Cascade Trust II Boise Cascade Trust III (Exact name of registrants as specified in their charters)	Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	82-0100960 To Be Applied For To Be Applied For (I.R.S. Employer Identification Nos.)

1111 West Jefferson Street
P.O. Box 50
Boise, Idaho 83728-0001
(208) 384-6161
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

JOHN W. HOLLERAN
Senior Vice President and General Counsel
Boise Cascade Corporation
1111 West Jefferson Street
P.O. Box 50
Boise, Idaho 83728-0001
(208) 384-7704
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

J. Craig Walker Bell, Boyd & Lloyd LLC Three First National Plaza Chicago, IL 60602 (312-807-4321)	Robert E. Buckholz, Jr. Sullivan & Cromwell 125 Broad Street New York, NY 10004 (212-558-3876)

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

(Continued next page)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee

Boise Cascade Corporation Common Stock (and associated common stock purchase rights), $2.50 par value(3)

Boise Cascade Corporation Preferred Stock, no par value(3)

Boise Cascade Corporation Debt Securities

Boise Cascade Corporation Warrants

Boise Cascade Corporation Purchase Contracts(4)

Units(5)

Boise Cascade Corporation Depositary Shares(6)

Boise Cascade Trust II Preferred Securities(7)

Boise Cascade Trust III Preferred Securities(7)

Boise Cascade Corporation Guarantees of Preferred Securities of Boise Cascade Trust II and III(8)

Total			$500,000,000	$46,000

(1)
Such indeterminate number or amount of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units, Depositary Shares, and Guarantees of Boise Cascade Corporation ("Boise"), and Preferred Securities of Boise Cascade Trust II and III (the "Trusts") as may from time to time be issued at indeterminate prices. Debt Securities of Boise may be issued and sold to the Trusts, in which event the Debt Securities may later be distributed to the holders of Preferred Securities of the Trusts for no further consideration upon a dissolution of any such Trust and the distribution of the Trust's assets.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the securities registered hereby, and the exercise price of any securities issuable upon exercise of the Warrants registered hereby, will not exceed $500,000,000.

(3)
Includes such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon conversion of or exchange for any Debt Securities, Preferred Stock or Preferred Securities registered hereunder that provide for conversion or exchange into other securities, and Boise Cascade Corporation Common Stock Purchase Rights relating to each share of Common Stock. No separate consideration will be received for the Common Stock or Preferred Stock issuable upon conversion of or in exchange for Debt Securities, Preferred Stock or Preferred Securities or for any Boise Cascade Corporation Common Stock Purchase Rights. Also consists of such currently indeterminate number of shares of Common Stock and Preferred Stock issuable upon exercise of the Warrants and issuable upon settlement of the Purchase Contracts of Boise.

(4)
Each Purchase Contract of Boise obligates Boise to sell, and the holder to purchase, a number of shares of Common Stock or Preferred Stock.

(5)
Any security registered under this registration statement may be offered as a Unit with any other security registered under this registration statement.

(6)
In the event Boise elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued under a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under such agreement.

(7)
Each Preferred Security of Boise Cascade Trust II and III represents a preferred undivided beneficial ownership interest in the assets of Boise Cascade Trust II and III, respectively.

(8)
No separate consideration will be received for the Guarantees of Boise.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Subject to Completion, Dated April 16, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

$500,000,000

Boise Cascade Corporation
Boise Cascade Trust II
Boise Cascade Trust III

BOISE CASCADE CORPORATION

        We may offer and sell the following securities separately or in combination, in one or more offerings:

  •
  common stock

  •
  preferred stock (which may be in the form of depositary or fractional shares)

  •
  debt securities

  •
  warrants

  •
  purchase contracts

  •
  preferred securities (through the Trusts)

        The purchase contracts will require the purchaser to buy common or preferred stock, and may require fees to be paid by us to the purchaser or by the purchaser to us.

        Boise Cascade Corporation's ("Boise") common shares are listed on the New York Stock Exchange under the symbol "BCC."

THE TRUSTS

        Each Trust is a Delaware business trust that may offer and sell preferred securities. Each Trust will use the proceeds of its security sales to buy debt securities of Boise. The Trust will receive cash payments from the debt securities and will distribute those payments to its security holders. Boise will guarantee the Trust's obligation to distribute cash to the holders of the preferred securities.

        We will provide the specific terms and the initial public offering price for each offering in a supplement to this prospectus. You should read this prospectus and the supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is April     , 2002

TABLE OF CONTENTS

Forward-Looking Statements
About this Prospectus
About Boise
About the Trusts
Where You Can Find More Information
Incorporation by Reference
Use of Proceeds
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Dividend Requirements
Description of the Securities We May Offer
Description of Common Stock
Description of Preferred Stock
Description of Depositary Shares
Description of Debt Securities
Description of Warrants
Description of the Purchase Contracts and the Units
Description of the Trust Preferred Securities
Description of the Trust Preferred Securities Guarantee
Relationship Among the Trust Preferred Securities, the Trust Preferred Securities Guarantee and the Debt Securities Held by the Trust
Plan of Distribution
Legal Matters
Experts

FORWARD-LOOKING STATEMENTS

        Some statements made in this prospectus or incorporated by reference in this prospectus are forward-looking statements. Because these forward-looking statements include risks and uncertainties, actual results may differ materially from the results expressed in or implied by the statements. Factors that could cause actual results to differ include, among other things:

  •
  fluctuations in production capacity and demand across pulp, paper, and wood products markets;

  •
  changes in the U.S. and world economies and the effect of those changes on imports and exports of paper and wood products;

  •
  changes in the level of white-collar employment and the effect of those changes on the purchase of office products and paper;

  •
  the implementation of laws and regulations that affect timber supply and/or our expenditures for environmental compliance;

  •
  catastrophic events such as fire, windstorm, or terrorist activity;

  •
  changes in energy and energy-related costs;

  •
  the introduction of new technologies that reduce or replace the use of resource-based products; and

  •
  other factors included in our filings with the SEC.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings at various times. The total dollar amount we raise through these offerings will not exceed $500,000,000.

        This prospectus provides you with only a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        This prospectus does not contain separate financial statements for the Trusts because we do not believe investors would base investment decisions on the separate financial information of the Trusts. We believe investors would instead rely on the consolidated financial information that we file with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act") for the following reasons:

  •
  each Trust is wholly owned by us;

  •
  the Trusts will not have any independent assets or operations other than issuing common and preferred securities and purchasing our debt securities; and

  •
  we will fully and unconditionally guarantee each Trust's obligations under the preferred securities it issues, and we will be the sole guarantor of those obligations.

        You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. Neither we nor the underwriters have authorized any other person to provide you with different information. Neither we nor the underwriters will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

ABOUT BOISE

        Boise is a major distributor of office products and building materials and an integrated manufacturer and distributor of paper and wood products. We also own or control over 2 million acres of timberland in the United States.

        Boise is a Delaware corporation, and our principal executive office is located at 1111 West Jefferson Street, Boise, Idaho 83728-0001, telephone 208/384-6161. All references to "we," "us," or "Boise" in this prospectus mean, unless the context otherwise indicates, Boise Cascade Corporation and its consolidated subsidiaries.

ABOUT THE TRUSTS

        Each of the Trusts is a business trust formed under Delaware law by (i) a separate declaration of trust executed by Boise, as depositor, and the trustees for the trust, and (ii) a certificate of trust filed with the Delaware Secretary of State. When the securities of a Trust are issued the first time, the Trust's declaration will be amended and restated to set forth the substantive terms of the trust securities, substantially in the form filed as an exhibit to the registration statement, as of the date the securities are initially issued. Each amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939. Any reference in this prospectus to the declaration means the amended declaration.

        Each Trust exists solely for the purposes of:

  •
  issuing preferred and common securities representing undivided beneficial interests in the assets of that trust;

  •
  investing the proceeds of those issuances in debt securities of Boise; and

  •
  engaging only in other incidental activities.

        By selling debt securities to the Trusts rather than issuing preferred and common securities of its own, Boise expects to realize significant tax benefits.

        Boise will own all of the common securities of each Trust. The common and preferred securities will generally have equal payment rights, and payments on both will be made pro rata. The holders of the preferred securities, however, will have primary payment rights if an event of default has occurred under the Trust's declaration as of the date of any distribution, liquidation, or redemption. The total liquidation amount of the common securities will equal approximately 3% of the total capital of each Trust, and the total liquidation amount of the preferred securities will equal approximately 97% of the total capital of each Trust.

        Each Trust will last approximately 55 years, unless it is terminated earlier according to its amended declaration. Because Boise will hold all the common securities, it will be entitled to appoint, remove, or replace the trustees of each Trust without input from the holders of the trust preferred securities. The trustees will conduct the business and affairs of each Trust. The declaration will govern the duties and obligations of the trustees.

        A majority of the trustees of each Trust will be employees, officers, or affiliates of Boise. One trustee of each Trust will be a financial institution not affiliated with Boise. This trustee will act as property trustee and as indenture trustee under the Trust Indenture Act, under the terms stated in the prospectus supplement. The property trustee will:

  •
  hold title to the debt securities for the benefit of the Trust's security holders;

  •
  have the power to exercise all rights, powers, and privileges under the indenture related to the debt securities;

  •
  control a segregated non-interest bearing bank account which holds all payments received by the Trust in respect of the debt securities; and

  •
  make all payments to the Trust's security holders, including distributions and liquidation and redemption payments.

        The security holders will have economic rights, rights to information, voting rights, and other rights, which are stated in the declaration of each Trust, the Delaware Business Trust Act, and the Trust Indenture Act. Boise will pay all fees and expenses related to the Trusts and the offering of trust securities. The Delaware office of the trustee for each Trust is currently Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. The Trusts' principal place of business will be c/o Boise Cascade Corporation, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001.

WHERE YOU CAN FIND MORE INFORMATION

        Boise files reports, proxy statements, and other information with the Securities and Exchange Commission. Our filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room at:

450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and their copy charges. You may also inspect the reports and other information we file with the SEC at:

New York Stock Exchange
20 Broad Street
New York, NY 10005

        We have filed a registration statement on Form S-3 with the SEC that covers the securities described in this prospectus. For further information on Boise, the Trusts and the securities, you should refer to our registration statement and its exhibits. In this prospectus, we have summarized material provisions of contracts and other documents. We have included copies of these documents as exhibits to our registration statement. The registration statement can be obtained from the SEC in the ways described above, or from Boise.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information we file with them. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Any information we file with the SEC after the date of this prospectus will automatically update and, to the extent information contained in these future SEC filings differs from or is not consistent with the information contained in this prospectus, supersede the information contained in this prospectus.

        We incorporate by reference the following documents that we have filed with the SEC:

  (1)
  Annual Report on Form 10-K for the year ended December 31, 2001 (filed on March 18, 2002); and

  (2)
  The portions of Boise's Proxy Statement on Schedule 14A for the annual meeting of shareholders held on April 18, 2002 (filed on March 11, 2002), that have been incorporated by reference into the 10-K for the year ended December 31, 2001.

        We also incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering of the securities made by this prospectus. Our SEC file number is 1-5057.

        You may request a free copy of these filings by contacting us at:

Investor Relations Department
Boise Cascade Corporation
P.O. Box 50
Boise, ID 83728-0001
208/384-6390
e-mail: bcweb@bc.com

USE OF PROCEEDS

        Unless we indicate otherwise in the prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including working capital, repayment or reduction of debt, and capital expenditures. We may also use proceeds to acquire new facilities or real property or other business enterprises. Each of the Trusts will use the net proceeds from the sale of its preferred securities to purchase debt securities from Boise. We also expect to use the net proceeds from the sale of those debt securities for the purposes described in this section.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED DIVIDEND REQUIREMENTS

	Year Ended December 31
	1997	1998	1999	2000	2001
Ratio of earnings to fixed charges (1)	—	—	2.95	2.59	—
Ratio of earnings to combined fixed charges and preferred dividend requirements (2)	—	—	2.88	2.52	—

(1)
Earnings before fixed charges were inadequate to cover total fixed charges by $50,666,000, $29,099,000, and $50,249,000 for the years ended December 31, 1997, 1998, and 2001.

(2)
Earnings before fixed charges were inadequate to cover combined fixed charges and preferred stock dividend requirements by $79,011,000, $34,368,000, and $56,697,000 for the years ended December 31, 1997, 1998, and 2001.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

        Boise may issue separately or in combination, in one or more offerings:

  •
  common stock, par value $2.50 per share;

  •
  preferred stock, no par value per share, which we may issue in the form of depositary shares representing fractions of shares of preferred stock;

  •
  debt securities, which may be subordinated or unsubordinated;

  •
  warrants to purchase other securities; and

  •
  purchase contracts.

        The Trusts may issue trust preferred securities in one or more offerings at various times. Boise will unconditionally guarantee the trust preferred securities.

        This prospectus summarizes the material and general terms of the various securities that we or the Trusts may offer, with a separate section below for each type of security. The prospectus supplement relating to any particular securities will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The prospectus supplement will also state the terms of the offering, the initial public offering price and the net proceeds to Boise. Where applicable, the prospectus supplement will describe any material United States federal income tax considerations relating to the offered securities and indicate whether the securities are or will be listed on any securities exchange.

        The summaries in this prospectus and the prospectus supplement do not describe every aspect of the securities. When evaluating the offered securities, you should also refer to the provisions of other documents that relate to the offered securities, as described in the sections below. These other documents are filed as exhibits to, or are incorporated by reference in, the registration statement.

Book-Entry System for Global Securities

        Boise or the Trusts may issue the securities contemplated by this prospectus in the form of one or more fully registered global securities, which represent offered securities. These global securities will be deposited with The Depository Trust Company ("DTC") and registered in the name of its nominee. The global securities are traded in units which are beneficial interests representing fractional portions of the global security. DTC (or its nominee) will hold each global security in book-entry form, as described below, for the benefit of institutions that have accounts with DTC ("participants").

        DTC has advised us that it is:

  •
  A limited-purpose trust company organized under the laws of the state of New York;

  •
  A member of the Federal Reserve System;

  •
  A "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  A "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom (and/or their representatives) own DTC. Others, such as banks, brokers, dealers and trust companies that either directly or indirectly clear through or maintain a custodial relationship with a participant, also have access to DTC's book-entry system. DTC administers its book-entry system according to its rules and bylaws and legal requirements.

        When a global security representing offered securities is issued, DTC will credit (on its book-entry registration and transfer system) the principal amount to participants' accounts, in varying amounts as subscribed by the participants. DTC will maintain ownership records for participants' interests, and the participants will maintain ownership records for persons who purchase through them. Ownership interests may be transferred only through those records.

        So long as DTC (or its nominee) is the registered holder of a global security, DTC (or its nominee) will be considered for all purposes the sole owner and holder of the related securities. Except as described below, you will not be entitled to:

  •
  have the securities registered in your name; or

  •
  receive physical delivery of your securities in definitive form.

The laws of some jurisdictions may require that purchasers take physical delivery of securities in definitive form. These laws may restrict or prevent the transfer of beneficial interests in a global security.

        Each person owning a beneficial interest in a global security must rely on DTC's procedures (and, if that person holds through a participant, on the participant's procedures) to exercise any rights of a holder of offered securities under the global security or the indentures. The indentures provide that DTC may grant proxies and otherwise authorize participants to take any action which DTC is entitled to take under the indentures or the global security. We understand that under existing industry practice, if Boise or a Trust requests any action of holders or an owner of a beneficial interest in a global security desires to take any action that DTC (as the holder of the global security) is entitled to take, DTC would authorize the participants to take that action and the participants would authorize the beneficial owners to take the action or would otherwise act upon the instructions of the beneficial owners.

        Boise or the Trusts will make payments to DTC. We expect that when DTC receives any payment, it will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests. We also expect that payments by participants to owners of beneficial interests in a global security held through them will be governed by standing instructions and customary practices (as is the case with securities held by brokers for customers' accounts in "street name"). The indentures may grant Boise or the Trusts the right to redeem any global security. In that case, Boise or the Trusts will notify DTC of the redemption and will make final payment to DTC. We expect that DTC and the participants will in turn notify the respective beneficial holders and distribute payment to them accordingly. Boise, the Trusts or any trustee will not be responsible or liable for:

  •
  any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security for any securities;

  •
  the maintenance, supervision, or review of any records relating to any beneficial ownership interests;

  •
  any other aspect of the relationship between DTC and its participants; or

  •
  the relationship between the participants and the beneficial owners.

        The global securities may not be transferred except as a whole between DTC and its nominee, unless they are exchanged for global securities of the same aggregate denomination to be registered in DTC's or its nominee's name, or unless they are exchanged in whole or in part for certificated securities in definitive form. The securities of any series represented by a global security may be exchanged for certificated securities in definitive form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time it ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

  •
  Boise notifies the Trustee that it has decided not to have the securities of that series represented by a global security; or

  •
  in the case of debt securities, an event of default has occurred and is continuing with respect to the debt securities.

        If there is such an exchange, we will issue certificated securities in authorized denominations and registered in such names as DTC directs.

Other Book-Entry Clearing and Settlement Systems

        We may choose any other domestic or foreign clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

        Boise's authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. We describe the preferred stock under the heading "Description of Preferred Stock" below.

        This section summarizes the material and general terms of the common stock. The prospectus supplement relating to the common stock offered will state the number of shares offered, the initial offering price and market price, dividend information and any other relevant information. The summaries in this section and the prospectus supplement do not describe every aspect of the common stock. When evaluating the common stock, you should also refer to all the provisions of Boise's Restated Certificate of Incorporation, Boise's bylaws and the Delaware General Corporation Law. The Restated Certificate of Incorporation and the bylaws are incorporated by reference in the registration statement.

Terms of the Common Stock

        As of March 31, 2002, there were 58,195,175 shares of common stock issued and outstanding, and 18,295,985 shares reserved for issuance under Boise's stock option plans and under outstanding convertible securities.

        The holders of common stock have one vote for each share held. Subject to the rights of holders of any outstanding preferred stock, holders of common stock are entitled to receive dividends declared by the Board of Directors from time to time out of funds legally available for dividends. If a liquidation (whether voluntary or involuntary) or reduction in Boise's capital results in any distribution of assets to stockholders, the holders of common stock are entitled to receive, pro rata according to the number of the shares held by each, all of the assets of Boise remaining for distribution after creditors are paid and after the holders of any outstanding preferred stock receive the full preferential amounts to which they are entitled.

        Holders of common stock do not have preemptive rights to subscribe for or purchase any new or additional issue of common stock or securities convertible into common stock. Shares of the common stock are not subject to redemption. All outstanding shares of common stock are, and all shares to be offered as described in a prospectus supplement will be, fully paid and nonassessable.

        The outstanding shares of common stock (symbol BCC) are listed on the New York Stock Exchange. Boise and Wells Fargo Shareowner Services each maintain stock transfer records and act as transfer agents for the common stock. Wells Fargo Shareowner Services and U.S. Bank National Association are registrars of the common stock.

Shareholder Rights Plan

        Boise has had a shareholder rights plan since January 1986. The current plan took effect in December 1998. At that time, the rights under the previous plan expired and we distributed to our common stockholders one new right for each common share held. Rights will be issued with each share of common stock issued before the rights expire or become exercisable. The rights expire in December 2008. The rights become exercisable ten days after a person or group acquires 15% of Boise's outstanding voting securities or ten business days after a person or group commences or announces an intention to commence a tender or exchange offer that could result in the acquisition of 15% of the outstanding voting securities. If the rights become exercisable, each full right entitles the holder to purchase one share of common stock at a purchase price of $175 per share, subject to adjustment. In addition, upon the occurrence of events involving a potential change in control that the Board of Directors has not approved, the rights may "flip in" and entitle holders to buy common stock, or "flip over" and entitle holders to buy common stock in an acquiring entity, in such an amount that the market value is equal to twice the purchase price. The rights are nonvoting and may be redeemed by Boise for one cent per right at any time before they become exercisable.

Provisions with Possible Anti-Takeover Effects

        Various provisions of Boise's Restated Certificate of Incorporation, bylaws, and shareholder rights plan and the Delaware General Corporation Law may hinder or delay any transaction involving Boise that might result in a change of control.

Shareholder Rights Plan

        As discussed above, Boise has adopted a shareholder rights plan which provides stockholders with the right to purchase shares of common stock or securities of an acquiring company at half the market price under circumstances involving a potential change in control of Boise that the Board of Directors has not approved.

Delaware General Corporation Law Section 203

        The Delaware General Corporation Law provides, among other things, that any beneficial owner of 15% or more of Boise's voting stock is prohibited, without the prior approval of the Board of Directors, from entering into any business combination with Boise for three years from the date that 15% ownership interest is acquired unless the combination otherwise satisfies Section 203 of the Delaware General Corporation Law.

Fair Price Provisions

        The "fair price provisions" of the Restated Certificate of Incorporation require that proposed business combinations between Boise and an "interested party" (a beneficial owner of 10% or more of the voting power of Boise) must be approved by the holders of a majority of the voting power of Boise held by stockholders other than the interested party, unless fair price and procedural requirements are met or unless the directors of Boise who are not affiliated with the interested party approve the business combination. An affirmative vote of 80% of the shares entitled to vote is required to amend the fair price provisions of the Restated Certificate of Incorporation, unless the amendment is unanimously recommended by the Board of Directors, and none of the directors are affiliated with the interested party.

Directors; Classified Board

        The Restated Certificate of Incorporation also classifies the Board of Directors into three classes. Vacancies on the Board of Directors may only be filled by a majority vote of the remaining directors, and directors chosen in this manner hold office until the end of the full term of the class in which the vacancy occurred. A director may be removed from office only with cause and only by an affirmative vote of at least 80% of the shares entitled to vote. These provisions may only be amended by the affirmative vote of at least 80% of the shares entitled to vote.

Future Issuances of Preferred Stock

        Boise is not required to seek stockholder approval prior to designating any future series of preferred stock. The Board of Directors could issue preferred stock in one or more transactions with terms which might make the acquisition of a controlling interest in Boise more difficult or costly.

Shareholder Meetings

        The Restated Certificate of Incorporation and the bylaws also contain provisions to reduce surprise and disruptive tactics at shareholders' meetings. The Restated Certificate of Incorporation provides that no action may be taken by shareholders except at an annual meeting or special meeting, and the bylaws do not permit shareholders to directly call a special meeting of shareholders. A shareholder must give written notice to Boise of the intent to nominate a director for election at an annual meeting at least 30 days but not more than 60 days prior to the meeting, unless less than 35 days' notice of the date of the meeting is given to shareholders.

DESCRIPTION OF PREFERRED STOCK

        This section summarizes the material terms of the preferred stock that we may offer. The prospectus supplement relating to a particular series of preferred stock will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the preferred stock. When evaluating the preferred stock, you should also refer to all the provisions of Boise's Restated Certificate of Incorporation, the Certificate of Designation for the offered series of preferred stock, and the Delaware General Corporation Law. The Certificate of Designation will be filed as an exhibit to or incorporated by reference in the registration statement. All outstanding shares of preferred stock are, and all shares to be offered as described in a prospectus supplement will be, fully paid and nonassessable.

Authority of the Board to Issue Preferred Stock

        Under the Restated Certificate of Incorporation, the Board has the authority, without further shareholder action, to issue up to 10,000,000 shares of preferred stock, in one or more series at various times, with such terms and for such consideration as the Board may fix. At this time the only outstanding preferred stock is the Convertible Preferred Stock, Series D, discussed below. The Board may authorize or create stock ranking prior to the preferred stock only in specified circumstances described in "Voting Rights" below.

        The prospectus supplement relating to the particular series of preferred stock will describe the specific terms of the series, including:

  •
  the designation, stated value and liquidation preference of the series, the number of shares comprising the series and the number of shares offered;

  •
  the initial public offering price;

  •
  the dividend rate (or method of calculation), the dividend periods, the dates on which dividends shall be payable, and whether dividends shall be cumulative or noncumulative;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange provisions;

  •
  the procedures for any auction or remarketing of the series;

  •
  whether interests in the shares of the series will be represented by depositary shares;

  •
  the voting powers, if any, of the shares of the series (not to exceed one vote per share), in addition to those listed below; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the series.

        As described under "Description of Depositary Shares," Boise may elect to offer depositary shares evidenced by depositary receipts, each representing a fraction (to be specified in the prospectus supplement) of a share of the particular series of the preferred stock, rather than offering full shares of that series of the preferred stock.

        The preferred stock of each series shall rank equally with the preferred stock of every other series. The preferred stock shall rank senior to the common stock in priority of payment of dividends and in the distribution of assets in any liquidation, dissolution, or winding up of Boise, to the extent of the preferential amounts to which the preferred stock of the respective series is entitled.

        Once issued, the shares of preferred stock will be fully paid and nonassessable. Holders of preferred stock have no preemptive rights. Shares of preferred stock redeemed, converted or otherwise reacquired by Boise shall resume the status of authorized and unissued shares of preferred stock, undesignated as to series, and may be reissued later.

Dividends

        The holders of the preferred stock of each series will be entitled to receive only preferential dividends, when and as the Board declares dividends. Holders will receive declared dividends in cash payable at the rate, from the date, and on the specified dividend payment dates and, if cumulative, cumulative from the date, stated in the prospectus supplement relating to that series. Any arrearages in dividends on the preferred stock will not bear interest.

        The preferred stock may limit our ability to pay dividends or distribute assets with respect to junior stock. As long as any of the preferred stock is outstanding, we may only pay or declare dividends (other than dividends payable in junior stock, together with cash in lieu of fractional shares), or make any other distribution, on any junior stock, if:

  •
  there are no arrearages in dividends on preferred stock for any past dividend period, and dividends in full for the current dividend period have been paid or declared on all preferred stock;

  •
  we have paid or set aside any amounts required to be paid or set aside for any purchase, retirement and sinking funds for the preferred stock of any series; and

  •
  we are not in default on any obligations to redeem any of the preferred stock.

        In addition, so long as any of the preferred stock is outstanding, neither we nor any of our subsidiaries may purchase, redeem or otherwise acquire any shares of any junior stock (except in connection with a reclassification or exchange of any junior stock through the issuance of other junior stock, or the purchase, redemption or other acquisition of any junior stock with proceeds of a reasonably contemporaneous sale of other junior stock) nor may we make any sinking fund payment for the purchase or redemption of any junior stock, unless:

  •
  there are no arrearages in dividends on preferred stock for any past quarterly dividend period;

  •
  we have paid or set aside any amounts then required to be paid or set aside for any purchase, retirement and sinking funds for the preferred stock of any series; and

  •
  we are not in default on any of our obligations to redeem any of the preferred stock.

If these conditions are met, the Board of Directors may declare and pay dividends on the shares of any junior stock.

        We may not declare or pay or set apart for payment dividends in full on any series of preferred stock unless:

  •
  there are no arrearages in dividends on preferred stock for any past quarterly dividend period; and

  •
  dividends in full for the current quarterly dividend period have been paid or declared on all preferred stock to the extent that such dividends are cumulative.

Any dividends paid or declared when those requirements are not met will be shared pro rata by the holders of all series of preferred stock in proportion to their respective arrearages and unpaid and undeclared current quarterly cumulative dividends.

Liquidation

        If any voluntary or involuntary liquidation, dissolution, or winding up of Boise occurs, the holders of preferred stock of each series will be entitled to receive the full preferential amount set forth in the prospectus supplement relating to that series, including any arrearages in dividends on that series to the date fixed for the payment in liquidation, before any distribution will be made to the holders of any junior stock. After the holders of the preferred stock are paid in full, the remaining assets of Boise will then be distributed exclusively among the holders of any junior stock, according to their respective interests.

        If Boise does not have sufficient assets to pay the full preferential amounts due to the preferred stock holders, then the assets available for distribution to preferred stock holders will be distributed pro rata to those holders in proportion to the full preferential amounts payable on the respective shares.

Merger or Sale of Assets

        A consolidation or merger of Boise with or into one or more other corporations or a sale of all or substantially all of the assets of Boise will not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of Boise.

Redemption

        The prospectus supplement for the preferred stock of any series will state redemption rights and redemption price(s) for that series. The Restated Certificate of Incorporation provides that Boise will not purchase or redeem less than all of the outstanding preferred stock unless either the full cumulative dividend on all outstanding shares of preferred stock has been paid or declared and set apart, or 66 2/3% of the outstanding shares of preferred stock approve the purchase or redemption.

        Unless the prospectus supplement states otherwise:

  •
  notice of redemption will be mailed to record holders at least 30 days but not more than 90 days prior to the date fixed for redemption; and

  •
  in case of a partial redemption, the shares to be redeemed will be selected pro rata or by lot or in such other manner as the Board of Directors may determine.

        If we give notice of redemption, then on and after the redemption date, dividends on the shares called for redemption will cease to accumulate, unless we default in the payment of the redemption price. As of the redemption date, holders of the preferred stock called for redemption will have no further rights except the right to receive the redemption price when they surrender their certificates for redemption.

        Shares of preferred stock of any series may also be subject to redemption, in the manner described above, through operation of any sinking or retirement fund created for that series, at the redemption prices and under the terms and provisions described in the prospectus supplement.

        We are not required to register a transfer of any share of a series of preferred stock within 15 days preceding a selection for redemption of shares of that series or to register a transfer of any share which has been selected for redemption.

        If we are obligated to retire shares of one or more series of preferred stock and if we do not pay the obligation in full, the number of shares of each series which are retired will be proportionate to the respective amounts which would have been payable for each series if we had paid in full.

Voting Rights

        The holders of the shares of each series of preferred stock will be entitled to the voting powers, if any (not to exceed one vote per share), stated in the prospectus supplement. Depositary shares will entitle the holders to the fractional vote specified in the prospectus supplement. The holders of preferred stock will be entitled to vote as a class only to the extent described in this section. The holders of each series of preferred stock will have all of the voting rights which are described in this section, as well as any other rights required by law.

Holders' Approval Required

        We will take the following actions only with the approval of the holders of 66 2/3% of all the outstanding shares of preferred stock, voting as a single class, or if we provide for the redemption of all outstanding shares of preferred stock at or before the time when the amendment, issuance, or other event described below is to occur or take effect:

  •
  amend, alter, or repeal any of the provisions of our Restated Certificate of Incorporation or bylaws to adversely affect the powers, preferences, or rights of the holders of the preferred stock or to reduce the time for any notice to which only the holders of the preferred stock may be entitled. An amendment of the Restated Certificate of Incorporation to authorize or create, or to increase the authorized amount of common stock or other junior stock or any class ranking on a parity with the preferred stock will not be deemed to adversely affect the powers, preferences, or rights of the holders of the preferred stock;

  •
  authorize or create, or increase the authorized amount of, any stock of any class, or any security convertible into stock of any class, ranking prior to the preferred stock;

  •
  voluntarily dissolve, liquidate, or wind up the affairs of Boise or sell, lease, or convey all or substantially all its property and assets;

  •
  merge with or consolidate into any other corporation, unless each holder of preferred stock at the time of the merger or consolidation receives the same number of shares in the resulting corporation, with substantially the same rights and preferences as the preferred stock held prior to the merger or consolidation; or

  •
  purchase or redeem less than all of the outstanding preferred stock unless we have paid or declared and set apart sufficient money to pay the full cumulative dividend on all outstanding shares of preferred stock.

        Unless the holders of at least 66 2/3% of the outstanding shares of any series of preferred stock approve, we will not amend, alter, or repeal any of the provisions of our Restated Certificate of Incorporation or bylaws, or the provisions of the series, so as to affect adversely the powers, preferences, or rights of the holders of the preferred stock of that series in a manner not equally applicable to all series of preferred stock.

        Unless the holders of a majority of the outstanding shares of preferred stock, voting as a single class, approve, Boise will not: (1) increase the authorized amount of the preferred stock; (2) create any other class of stock ranking equally with the preferred stock, either as to dividends or upon liquidation; (3) create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock ranking equally with the preferred stock; or (4) increase the authorized number of shares of any other class of stock or other security ranking equally with the preferred stock.

Holders' Approval Not Required

        No approval by the holders of the preferred stock shall be required if, before the amendment, issuance, or other event described above occurs or takes effect, the redemption of all shares of preferred stock which would otherwise have to consent to the action is provided for.

Failure to Pay; Potential Conflicts

        Unless the prospectus supplement states otherwise, if we fail to pay the equivalent of six quarterly dividends on any series of preferred stock, the number of directors will be increased by three and the holders of all series of preferred stock, voting as a single class, will be entitled to elect the additional three directors. This right will last until we have paid or declared and set apart for payment either:

  •
  four consecutive quarterly dividends, if the shares of the series are non-cumulative; or

  •
  all dividends in arrears and dividends in full for the current quarterly period, if the shares of the series are cumulative.

If the terms of a series of preferred stock differ from the terms of other series of preferred stock (as to conversion rights, redemption or sinking fund provisions, or other material terms), the interests of the holders of the various series may differ or be perceived by the additional directors to differ.

Conversion or Exchange Rights

        The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state whether the shares are convertible or exchangeable into common stock, another series of preferred stock, or debt securities, and the terms on which shares of that series are convertible or exchangeable.

Series D Preferred Stock

        The Series D preferred stock was sold by Boise in July 1989 to the trustee for Boise's Employee Stock Ownership Plan, a component of its Savings and Supplemental Retirement Plan. The Series D preferred stock is convertible into common stock at any time at the trustee's option at a conversion ratio of .80357 share of common stock for each share of Series D preferred stock and bears a cumulative annual dividend of $3.31875 per share. Each share of Series D preferred stock is redeemable at Boise's option, and is entitled to one vote and to a preference of $45 in liquidation. The Series D preferred stock has a minimum redemption value of $45 per share. Currently, 6,745,347 shares of the Series D preferred stock are authorized and 4,420,113 shares are outstanding. The Series D preferred stock is restricted because it is not registered with the Commission. It may be held only by the trustee.

DESCRIPTION OF DEPOSITARY SHARES

        Boise may, at its option, elect to offer fractional shares, rather than full shares, of any series of preferred stock. Each fractional share of preferred stock will be represented by a depositary share according to the terms of a Deposit Agreement among Boise, a bank or trust company selected by Boise to act as Depositary, and all holders of depositary receipts issued under the Deposit Agreement. The depositary shares will be evidenced by depositary receipts. Subject to the terms of the Deposit Agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the fractional share of preferred stock represented by that depositary share (including dividend, voting and liquidation rights), and subject to all of the limitations of the fractional share of preferred stock. The prospectus supplement will discuss United States federal income tax considerations which apply to the depositary shares.

        This section summarizes the material terms of the depositary shares we may offer. The prospectus supplement relating to any particular depositary shares offered will describe the specific terms of the depositary shares and the specific terms of the preferred stock represented by the depositary shares. The specific terms may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the depositary shares or the preferred stock represented by the depositary shares. When evaluating the depositary shares and the preferred stock represented by the depositary shares, you should also refer to all the provisions of the Deposit Agreement and the depositary receipt. The forms of the Deposit Agreement and the depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement.

Issuance of Depositary Receipts and Withdrawal of Preferred Stock from Deposit

        When the shares of any series of preferred stock represented by depositary shares are issued, Boise will deposit those shares of preferred stock with the Depositary, which will then issue and deliver the depositary receipts to Boise. Boise will, in turn, deliver the depositary receipts to the purchasers of the preferred stock. Depositary receipts will be issued only for whole depositary shares.

        When the owner of the depositary shares surrenders the depositary receipts to the Depositary, he or she is entitled to receive certificates for the number of whole shares of preferred stock represented by the depositary receipts. If the depositary receipts show more depositary shares than the number of whole shares of preferred stock to be withdrawn, the holder will also receive a new depositary receipt showing the excess number of depositary shares. Boise does not expect that there will be any public trading market for the shares of preferred stock of the series except as represented by the depositary shares.

Dividends and Other Distributions

        If Boise declares and pays a cash dividend or other cash distribution on the preferred stock, the Depositary will distribute the dividend or other distribution received to the record holders of the depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. If Boise makes a distribution other than in cash, the Depositary will either distribute property received by it to the record holders of depositary shares entitled to the distribution or, if the Depositary determines that it is not feasible to make such a distribution and if Boise approves, sell the property and distribute the net proceeds from the sale to the holders.

Redemption, Conversion or Exchange of Depositary Shares

        If the preferred stock underlying the depositary shares may be redeemed, converted, or exchanged, then the depositary shares will be either redeemed from the proceeds received by the Depositary from the redemption of the preferred stock held by the Depositary, or converted or exchanged for the common stock or debt securities issued to the Depositary upon the conversion or exchange of the preferred stock. The redemption, conversion, or exchange price per depositary share will equal the fraction of the redemption price per share or the market value of common stock or debt securities per depositary share payable with respect to that series of the preferred stock. If less than all the depositary shares are to be redeemed, converted, or exchanged, the depositary shares to be redeemed, converted, or exchanged will be selected by lot or pro rata or by any other equitable method selected by Boise.

        After the date fixed for redemption, conversion, or exchange (which will be the same as the redemption, conversion, or exchange date for the preferred stock), the depositary shares called for redemption, converted, or exchanged will no longer be deemed to be outstanding. Holders of the depositary shares will have no further rights, except the right to receive any money or other property to which they are entitled upon surrender to the Depositary of the depositary receipts.

Voting

        When the Depositary receives notice of any meeting at which the holders of the preferred stock are entitled to vote, the Depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date (which will be the same date as the record date for the preferred stock) will have voting rights corresponding to the number of shares of preferred stock underlying his or her depositary shares. The holder will be entitled to instruct the Depositary how to vote his or her depositary shares. The Depositary will endeavor, to the extent practicable, to vote the appropriate number of shares of preferred stock according to the holder's instructions, and Boise will take all action which the Depositary deems necessary to enable the Depositary to do so. If the Depositary does not receive specific instructions from a holder, the Depositary will not vote the shares of preferred stock underlying that holder's depositary shares.

Amendment of the Deposit Agreement

        Boise and the Depositary may agree at any time to amend the form of depositary receipt evidencing the depositary shares and/or any provision of the Deposit Agreement. However, any amendment which imposes or increases any fees, taxes, or other charges upon holders of depositary receipts (other than taxes and other governmental charges, fees, and other expenses payable by the holders as stated under "Charges of Depositary"), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not apply to outstanding depositary receipts until 30 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts. Every holder of depositary receipts at the time any amendment becomes effective shall be deemed to consent and agree to the amendment and to be bound by the Deposit Agreement as amended.

Charges of Depositary

        Boise will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. Boise will pay the charges of the Depositary in connection with the initial deposit of the preferred stock and any redemption or exchange of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges.

Notice, Limitation on Obligations

        The Depositary will forward to the holders of depositary shares all reports and communications from Boise which Boise is required to furnish to the holders of the preferred stock.

        Neither the Depositary nor Boise will be liable if law or any circumstance beyond its control prevents or delays its performance under the Deposit Agreement. Boise and the Depositary are obligated only to perform in good faith their duties under the Deposit Agreement. They will not be obligated to prosecute or defend any legal proceeding regarding any depositary shares or preferred stock unless they receive a satisfactory indemnity. Boise and the Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent, and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

        The Depositary may resign at any time by delivering notice of its resignation to us, and we may remove the Depositary at any time. Any resignation or removal will take effect once a successor is appointed and accepts the appointment. We will appoint a successor within 45 days after we receive the notice of resignation or removal. Either we or the Depositary may terminate the Deposit Agreement if we do not appoint a successor within 45 days after receiving notice of the Depositary's resignation. If the Deposit Agreement is terminated, the Depositary will:

  •
  discontinue the transfer of depositary receipts;

  •
  suspend the distribution of dividends to the holders of depositary receipts;

  •
  continue to collect dividends and other distributions pertaining to the preferred stock;

  •
  continue to sell rights, preferences, or privileges as provided in the Deposit Agreement; and

  •
  continue to deliver preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges, or other property, in exchange for surrendered depositary receipts.

        The Depositary will not give any further notices (other than notice of the termination) or perform any further acts under the Deposit Agreement. At any time at least two years after the date of termination, the Depositary may sell the preferred stock and hold the proceeds of the sale, without interest, for the benefit of the holders of depositary receipts who have not yet surrendered their depositary receipts. After selling the preferred stock, the Depositary will be discharged from all obligations under the Deposit Agreement except accounting for the sale proceeds. If the Deposit Agreement is terminated, Boise will use its best efforts to list the underlying shares of preferred stock on any stock exchange where the depositary shares were listed.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will be unsecured general obligations of Boise and may include:

  •
  senior debt securities, issued under the Senior Indenture;

  •
  subordinated debt securities, issued under the Subordinated Indenture; or

  •
  junior subordinated debt securities, issued under the Junior Subordinated Indenture.

        Debt securities may be issued to one or more of the Trusts. The Trusts will purchase the debt securities with the proceeds from issuances of trust securities.

        This section summarizes the material terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities, subordinated debt securities, or junior subordinated debt securities, and will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the Senior Indenture, Subordinated Indenture, or Junior Subordinated Indenture or the debt securities. When evaluating the debt securities, you should also refer to all the provisions of the applicable indenture and the debt securities. The forms of the Senior Indenture, Subordinated Indenture, and Junior Subordinated Indenture and the forms of the debt securities will be filed as exhibits to or incorporated by reference in the registration statement.

Provisions Applicable to All Debt Securities

        The indentures do not limit the amount of debt securities which may be issued. The debt securities may be issued in various principal amounts as authorized from time to time, and in one or more series at various times. Unless the prospectus supplement states otherwise, the senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of Boise. The subordinated debt securities and the junior subordinated debt securities will be unsecured and their payment rights will be subordinated to the payment in full of the Senior Indebtedness of Boise, as described below under "Subordination of Subordinated Debt Securities" and in the applicable prospectus supplement.

        Each prospectus supplement will describe the following terms of the offered debt securities:

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the date(s) the principal is payable;

  •
  the interest rate(s), if any, and the date(s) from which the interest accrues;

  •
  the dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

  •
  whether the offered debt securities are redeemable at our option and the redemption price(s) and other redemption terms and conditions;

  •
  whether we are obligated to redeem or purchase the offered debt securities according to any sinking fund or similar provision or at the holder's option and the price(s), period(s), and terms and conditions of that redemption or purchase obligation;

  •
  whether the offered debt securities are subordinated debt securities and the terms of subordination;

  •
  whether the offered debt securities are junior subordinated debt securities;

  •
  if other than the principal amount, the portion of the principal amount payable if the maturity of the offered debt securities is accelerated;

  •
  whether the provisions relating to Satisfaction, Discharge, and Defeasance described below apply;

  •
  if other than United States Dollars, the currency or currencies of payment of principal and any premium and interest (which may include the Euro);

  •
  if payments are based on an index, the manner in which the amount of principal payments and any premium and interest is to be determined;

  •
  Boise's right, if any, to defer payment of interest and the maximum length of any deferral period;

  •
  if applicable, the terms of any right to convert or exchange the offered debt securities into common stock or other securities of Boise;

  •
  if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which offered debt securities of the series will be issuable;

  •
  whether the offered debt securities will be issued in whole or in part in the form of a global security; the terms and conditions, if any, upon which the global security may be exchanged in whole or in part for other definitive debt securities; and the depositary for the global security, which must be a clearing agency registered under the Exchange Act;

  •
  any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the offered debt securities; and

  •
  any other terms.

        Debt securities may be issued and sold at a substantial discount below their principal amount. The prospectus supplement will describe any material United States federal income tax consequences and other considerations which apply to debt securities issued at a discount or to any offered debt securities denominated or payable in a foreign currency or currency unit.

Modification and Waiver

        Boise and the trustee may amend each indenture with the consent of the holders of at least 66 2/3% in aggregate principal amount of the outstanding debt securities of each series issued under the indenture. Boise and the trustee may not, however, without the consent of the holder of each debt security affected:

  •
  change the stated maturity of the principal of, or any installment of the principal of, or any interest on, any such debt security;

  •
  reduce the principal amount of, the rate of any interest on, or any premium payable upon the redemption of, any such debt security;

  •
  reduce the principal amount due upon acceleration of the maturity of an original issue discount security;

  •
  change the place or currency of payment of principal of (or any premium or interest on) any such debt security;

  •
  impair the right to bring suit to enforce any payment on or after the stated maturity or redemption date of such debt security;

  •
  change the indenture to permit amendments with the consent of the holders of less than 66 2/3% in principal amount of debt securities of any affected series; or

  •
  modify the above requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or to waive certain defaults and their consequences.

        The holders of a majority in aggregate principal amount of the outstanding securities of any series may waive compliance by Boise with some of the restrictive provisions of the indenture solely with respect to that series.

Satisfaction, Discharge, and Defeasance Prior to Maturity or Redemption.

Defeasance of any Series.

        If Boise:

  •
  deposits with the Trustee, in trust, at or before maturity or redemption of the outstanding debt securities of any series, either money or direct obligations of the United States of America or obligations for which the United States of America has guaranteed principal and interest; and

  •
  obtains the opinion of a nationally recognized firm of independent public accountants that the proceeds of these obligations upon their maturity and/or interest payment dates will be sufficient to pay when due the principal of and any premium and interest on that series of outstanding debt securities;

then some terms of the indenture will no longer be binding on Boise. If Boise chooses not to comply with these terms, we refer to it as "defeasance." The material terms that will no longer be binding are those restricting the incurrence of secured debt, restricting sale and leaseback transactions, and prohibiting mergers in situations where an Event of Default exists or would exist. In addition to the material terms, some procedural terms would also no longer be binding. Furthermore, the events of default described in clauses (3) and (6) under "Events of Default" below shall not apply.

Satisfaction and Discharge of any Series.

        Boise may also choose not to pay the principal of and any premium and interest on a particular series of debt securities if Boise deposits money or securities as discussed in "Defeasance of any Series," above, and if Boise satisfies the other conditions below. Any events of default with respect to that series will not apply, and the holders of debt securities of that series will be entitled only to payment out of the money or securities deposited with the Trustee. The required conditions include among others:

  1.
  Except in limited circumstances involving a deposit made within one year of maturity or redemption:

  (i)
  no event of default or event that, with notice or lapse of time, would become an event of default exists at the date of deposit or on the 91st day thereafter; and

  (ii)
  Boise delivers to the trustee an opinion of nationally recognized tax counsel that (a) holders of the debt securities of that series will not recognize income, gain, or loss for federal income tax purposes as a result of the deposit, and (b) holders will be subject to federal income tax in the same amounts, in the same manner, and at the same times as would have been the case if the deposit and defeasance had not occurred; and

  2.
  Boise receives an opinion of counsel stating that satisfaction and discharge will not violate the rules of any nationally recognized securities exchange on which debt securities of that series are listed.

Events of Default

        The indentures define an "event of default" with respect to debt securities of each series as one or more of the events described in clauses (1) through (5) below. The prospectus supplement for any series of debt securities may state different or additional events of default as well.

  1.
  Failure to pay any interest on any debt security of that series for 30 days after becoming due.

  2.
  Failure to pay the principal of or any premium on any security of that series when due.

  3.
  Failure to perform, or breach of, any other covenant or warranty of Boise in the indenture for 90 days after notice.

  4.
  Some events of bankruptcy, insolvency, or reorganization.

  5.
  Any other Event of Default provided with respect to debt securities of that series issued under the indenture.

        In addition, the following events are events of default under the Senior Indenture:

  6.
  Involuntary acceleration of the maturity of indebtedness in excess of $5,000,000 for money borrowed by Boise or any of its Restricted Subsidiaries, if the acceleration is not rescinded or annulled, or the indebtedness is not discharged, within 10 days after notice.

  7.
  Entry of some types of court orders requiring Boise or any Restricted Subsidiary to make payments exceeding $1,000,000, if the order is not satisfied or stayed within 60 days of entry.

        If any Event of Default described in clauses (1), (2), or (5) shall occur and be continuing, then either the Trustee or the holders of at least 25% (or if the debt securities of the series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) in principal amount of the outstanding securities of that series may accelerate the maturity of the securities of that series. If an event of default described in clauses (3), (4), (6), or (7) above shall occur and be continuing under an indenture, then either the Trustee or the holders of at least 25% (or if the debt securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) in principal amount of the outstanding debt securities issued under the indenture may accelerate the maturity of all outstanding debt securities. Original issue discount securities provide for an amount less than the principal amount to be due and payable upon acceleration of maturity and are typically sold for an amount less than the principal amount.

Notice of Default; Trustee May Withhold Notice

        The indentures provide that the trustee, within 90 days after a default with respect to any series of debt securities, shall notify the holders of securities of that series of all uncured defaults known to it (the term default to mean the events specified above without grace periods). Nevertheless, except in the case of default in the payment of principal of, or any premium or interest on any debt security of that series, the trustee may withhold notice if it in good faith determines that withholding notice is in the interest of the holders of debt securities of that series.

        Each indenture requires us to furnish to the trustee an annual statement that, to the best of our knowledge, we are not in default of any of our obligations under the indenture or, if there has been a default, specifying each default.

Rights of Holders to Direct Proceedings

        The holders of a majority in principal amount of the outstanding debt securities of any series affected will have the right, subject to the limitations described in the following sentence, to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any right or power conferred on the trustee with respect to the securities of that series, and to waive events of default. In any event,

  •
  the holders' direction may not conflict with any rule or law or the indenture;

  •
  the trustee may decline to follow such direction if the direction would be unduly prejudicial to other holders or would involve the trustee in personal liability; and

  •
  the trustee may take other action it deems proper if it is not inconsistent with such direction.

        The indentures provide that if a default occurs and is continuing, the trustee shall exercise the rights and powers under the indenture with the same degree of care and skill that a prudent person would exercise or use under the circumstances in the conduct of that person's own affairs.

        Subject to provisions of the indenture, the trustee will not be obligated to exercise any of its rights or powers at the request of any of the holders unless they have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities which the trustee might incur in compliance with the request.

Merger or Consolidation

        The indentures provide that no consolidation or merger of Boise with or into any other corporation and no conveyance or transfer of its property substantially as an entirety to another corporation may be made unless:

  •
  the surviving corporation or acquiring entity is a corporation organized under the laws of a domestic jurisdiction, and will expressly assume Boise's payment and performance responsibilities with regard to the securities and the indenture;

  •
  immediately after giving effect to such transaction, no event of default, and no event which after notice or lapse of time would become an event of default, shall have happened and be continuing; and

  •
  Boise has delivered the required officers' certificate and opinion of counsel to the Trustee.

        The rights, if any, of the holders of any series of debt securities in the event of a change in control of Boise will be described in the prospectus supplement for that series.

Our Relationship with the Trustee

        U.S. Bank Trust National Association and BNY Western Trust Company are each trustees with respect to separate series of outstanding debt securities under the Senior Indenture. The prospectus supplements will specify the trustee for any future series of debt securities offered under the Senior Indenture, the Subordinated Indenture, or the Junior Subordinated Indenture. We maintain a deposit account and conduct other banking transactions with U.S. Bank Trust National Association in the normal course of business. U.S. Bank Trust National Association serves as trustee for some of our industrial revenue bonds. As of March 1, 2002, U.S. Bank Trust National Association is also the trustee under indentures under which our 9.85% Notes Due 2002, 7.50% Notes Due 2008, 9.45% Debentures Due 2009, 7.35% Debentures Due 2016, and $353,005,000 (principal amount) of Medium-Term Notes, Series A, are outstanding. BNY Western Trust Company is the series trustee under the Third Supplemental Indenture to the Senior Indenture, under which we issued, and have outstanding, $172,500,000 (principal amount) of our 7.50% Debentures Due December 2006.

Governing Law

        The Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture and the debt securities shall be governed by New York law.

Payment and Paying Agents

        Unless the prospectus supplement states otherwise, we will pay interest on debt securities at any interest payment date to the person in whose name the debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest.

        Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents that we designate, except that interest payments may be made by check and mailed to the holder, unless the prospectus supplement states otherwise. The corporate trust office of the indenture trustee in New York City, or any other entity named in the prospectus supplement, will be designated as our paying agent for payments with respect to debt securities of each series. The prospectus supplement will also name any additional paying agents that we initially designate for the debt securities of a particular series. Boise may designate itself as a paying agent.

        All money that we pay to a paying agent or to the indenture trustee for any payment on any debt securities and that remains unclaimed for three years after the payment is due and payable will be repaid to us. After the agent or trustee repays the payment to us, the holder of the security may look only to Boise for payment.

Provisions Applicable to Senior Debt Securities—Material Covenants

Definitions Applicable to Covenants

        "Attributable Debt" means the total net amount of rent required to be paid during the remaining primary term of any particular lease under which any person is at the time liable, discounted at a rate per year equal to the weighted average interest rate borne by the securities outstanding under the indenture.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting:

  •
  all liabilities, other than deferred income taxes, Funded Debt, and shareholders' equity; and

  •
  all goodwill, trade names, trademarks, patents, organization expenses, and other similar intangibles of Boise and its consolidated subsidiaries.

        "Funded Debt" means:

  •
  all indebtedness for borrowed money that matures more than 12 months from the date as of which the determination is made or that by its terms and at the borrower's option is renewable or extendible beyond 12 months from such date; and

  •
  rental obligations payable more than 12 months from such date under leases that are capitalized according to generally accepted accounting principles.

        "Principal Property" means:

  •
  any mill, converting plant, manufacturing plant, or other facility owned by Boise or any Restricted Subsidiary of Boise that is located within the present 50 states of the United States and which has a gross book value (without deduction of any depreciation reserves) greater than 3% of Consolidated Net Tangible Assets on the date as of which the determination is being made; and

  •
  timberlands;

in each case other than properties or any portion of a particular property that the Board of Directors believes is not material to Boise's business and other than minerals or mineral rights.

        "Restricted Subsidiary" means a Subsidiary of Boise that maintains substantially all of its property or that carries on substantially all of its business within the present 50 states of the United States, and that owns a Principal Property, but excluding a Subsidiary of Boise that is primarily engaged in the development and sale or financing of real property.

        "Subsidiary" of Boise means a corporation of which more than 50% of the voting stock is, directly or indirectly, owned by Boise and/or one or more Subsidiaries of Boise.

Restrictions on Secured Debt

        The Senior Indenture provides that neither Boise nor any Restricted Subsidiary shall incur, issue, assume, or guarantee any loans ("Debt") secured by a mortgage, pledge, or lien ("Mortgage") on any Principal Property of Boise or any Restricted Subsidiary, or on any stock or Debt of any Restricted Subsidiary, unless either:

  •
  Boise secures or causes the Restricted Subsidiary to secure the securities issued under the Senior Indenture equally and pro rata with, or at Boise's option, prior to, the secured Debt; or

  •
  the total amount of all secured Debt, plus all Attributable Debt of Boise and its Restricted Subsidiaries with respect to sale and leaseback transactions involving Principal Properties (except sales and leasebacks permitted under "Restrictions on Sales and Leasebacks" below) does not exceed 10% of Consolidated Net Tangible Assets.

When Restrictions on Secured Debt Inapplicable

        This restriction does not apply to, and computations under this restriction will exclude from the total amount of secured Debt, Debt secured by:

  •
  Mortgages on property, any shares of stock, or Debt of any corporation existing at the time the corporation becomes a Restricted Subsidiary;

  •
  Mortgages in favor of Boise or a Restricted Subsidiary;

  •
  Mortgages in favor of governmental bodies to secure progress or advance payments;

  •
  Mortgages on property, shares of capital stock or Debt existing at the time the property, stock or Debt is acquired (including acquisition through merger or consolidation);

  •
  purchase money and construction Mortgages which are entered into within specified time limits;

  •
  Mortgages securing industrial revenue or pollution control bonds;

  •
  Mortgages on timberlands or in connection with arrangements under which Boise or any Restricted Subsidiary is obligated to cut or pay for timber; or

  •
  any extension, renewal, or refunding of any Mortgage referred to in the foregoing clauses.

        The Senior Indenture also provides that Boise may not consolidate with or merge into any other corporation or convey its property substantially as an entirety to another corporation if any Principal Property of Boise or any Restricted Subsidiary would become subject to a Mortgage which is not expressly excluded from the restrictions or permitted by the provisions of the "Restrictions on Secured Debt" covenant, unless all the outstanding debt securities are secured by a lien upon such Principal Property equal with or, at Boise's option, prior to the Debt secured by the Mortgage.

Restrictions on Sales and Leasebacks

        The Senior Indenture provides that neither Boise nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the total amount of all

Attributable Debt of Boise and its Restricted Subsidiaries with respect to such transaction plus all secured Debt (with the exception of secured Debt excluded as described in "Restrictions on Secured Debt" above) would not exceed 10% of Consolidated Net Tangible Assets.

When Restrictions on Sales and Leasebacks Inapplicable

        This restriction does not apply to, and computations of Attributable Debt under this restriction shall exclude, a sale and leaseback transaction if:

  •
  the lease, including renewal rights, is for three years or less;

  •
  the Principal Property is sold or transferred within a specified period after it is acquired or constructed;

  •
  the lease secures or relates to industrial revenue or pollution control bonds;

  •
  the transaction is between Boise and a Restricted Subsidiary or between Restricted Subsidiaries; or

  •
  within 180 days after the sale, Boise or the Restricted Subsidiary uses an amount of money at least equal to the greater of (i) the net proceeds of the sale of the Principal Property leased or (ii) the fair market value of the Principal Property leased, to retire Funded Debt of Boise or a Restricted Subsidiary, or to purchase other property which will be Principal Property at least equal in value to the Principal Property leased.

        The amount used to retire Funded Debt shall be reduced by (1) the principal amount of any debentures or notes (including securities issued under the indenture) of Boise or a Restricted Subsidiary surrendered to the trustee for retirement and cancellation within 180 days after the sale of the Principal Property, and (2) the principal amount of Funded Debt, other than items referred to in the preceding clause (1), voluntarily retired by Boise or a Restricted Subsidiary within 180 days after the sale of the Principal Property.

Provisions Applicable to Subordinated Debt Securities—Subordination

        The payment rights of the subordinated debt securities will be subordinated to the full payment of all existing and future Senior Indebtedness of Boise and will be senior to any payment on junior subordinated debt securities, as stated in the Subordinated Indenture. "Senior Indebtedness" generally means any existing or future debt incurred, assumed, or guaranteed by Boise, including:

  •
  the principal of the debt, and any premium;

  •
  interest on the debt, including interest accruing after a petition initiating any proceeding under any bankruptcy law is filed, but only to the extent interest is allowed to the holder of the debt against the bankruptcy or any other insolvency estate of Boise in the proceeding;

  •
  any accrued original issue discount on the debt;

  •
  other amounts due on or in connection with the debt; and

  •
  all renewals, extensions, and refundings of the debt (as defined below).

The following will not constitute Senior Indebtedness:

  •
  any debt which expressly provides that (i) the payment rights of the debt shall not be senior to the subordinated debt securities, or (ii) the debt shall be subordinated to any other debt of Boise, unless the debt also expressly provides that the payment rights of the debt shall be senior to the subordinated debt securities;

  •
  any debt of Boise in respect of the subordinated debt securities;

  •
  any debt or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

  •
  any debt of Boise to any subsidiary for money borrowed or advanced from such subsidiary; and

  •
  any liability for federal, state, local, or other taxes owed or owing by Boise.

        "Debt" means the following:

  •
  all indebtedness for borrowed money, whether or not the lender's recourse is to all the assets of the borrower or only to a portion of the assets, and including all indebtedness evidenced by notes, bonds, debentures, or other securities sold for money;

  •
  all indebtedness incurred or assumed in acquiring any business, real property, or other assets, except goods and materials acquired in the ordinary course of the conduct of the acquirer's usual business;

  •
  all capital lease obligations;

  •
  hedging obligations;

  •
  guarantees of indebtedness described in the preceding four clauses of any other person; and

  •
  renewals, extensions, refundings, deferrals, restructurings, amendments, and modifications (including, without limitation, exchange offers) of any such indebtedness, obligation, or guarantee.

        Because the subordinated debt securities are subordinated as described in this section, if Boise becomes insolvent, the holders of these securities are required to pay over their share of any distribution of Boise's assets to the indenture trustee in bankruptcy, receiver or other person distributing the assets. This person will apply the distribution to the payment of all Senior Indebtedness remaining unpaid until the Senior Indebtedness is paid in full. In addition, unsecured creditors who do not hold subordinated debt securities or Senior Indebtedness may recover less, pro rata, than holders of Senior Indebtedness and may recover more, pro rata, than the holders of the subordinated debt securities.

        If we fail to pay any principal, premium, or interest on Senior Indebtedness when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, or otherwise, then we are not permitted to pay any principal, premium, if any, or interest on any subordinated debt securities, nor may we acquire any subordinated debt securities.

        If a default which permits the holders of Senior Indebtedness or the trustee for the Senior Indebtedness to declare the Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a failure to pay principal, premium, or interest, has occurred and is continuing, and if Boise and the trustee for the Senior Indebtedness have received notice of such occurrence from any holder of the Senior Indebtedness, then we are not permitted to pay any principal, premium, or interest on any subordinated debt securities, nor may we acquire any subordinated debt securities during the "payment blockage period." A payment blockage period will begin on the date the notice is received and end on the earlier of the following:

  •
  the date when the default has been cured or waived or ceases to exist;

  •
  the date when we have discharged all the Senior Indebtedness to which the default relates; or

  •
  the 179th day after the date the notice is received.

Only one payment blockage period may begin during any 360-day period. There must also be a period of at least 181 days during each 360-day period when no payment blockage period is in effect. In addition, a default that existed or was continuing on the date a payment blockage period begins may not be the basis of a subsequent payment blockage period, unless the default has been cured for at least 90 consecutive days. Nevertheless, if a breach of any financial covenant occurs after a payment blockage period and continues for a period that gives rise to an event of default, then the breach constitutes a new default even if it is a breach of the same provision under which a prior event of default existed.

        If we fail to make any payment on the subordinated debt securities because of the subordination provisions described in this subsection, the failure may still be deemed an event of default with respect to the subordinated debt securities. Once the payment blockage period terminates, we will resume making any and all required payments in respect of the subordinated debt securities, including any missed payments.

No Limit on Senior Indebtedness, Other Debt

        Neither the Subordinated Indenture nor the Junior Subordinated Indenture limits us from issuing additional debt securities that are senior to, of equal rank with, or junior to the debt securities issued under the Subordinated Indenture and the Junior Subordinated Indenture, nor do these indentures limit us from issuing or incurring other secured or unsecured debt. Debt securities we issue under the Senior Indenture will be senior to debt securities issued under the Subordinated Indenture and the Junior Subordinated Indenture, and debt securities we issue under the Subordinated Indenture will be senior to debt securities issued under the Junior Subordinated Indenture. We may issue securities which by their terms are senior to subordinated or junior subordinated debt securities but subordinate to other obligations of ours.

        The prospectus supplement applicable to issued debt securities will describe any other provisions which apply to the subordination of the subordinated or junior subordinated debt securities of a particular series offered.

Provisions Applicable to the Debt Securities Held by the Trusts

Events of Default

        In addition to the events described above under "Provisions Applicable to All Debt Securities—Events of Default" applicable to all debt securities, the following will be an event of default under the indenture with respect to any series of debt securities issued to the Trusts:

  •
  the voluntary or involuntary dissolution, winding up or termination of the Trust that owns the series of debt securities, except in connection with:

  (1)
  the distribution of the debt securities to holders of trust securities of the Trust;

  (2)
  the redemption of all of the trust securities of the Trust; or

  (3)
  mergers, consolidations, or amalgamations permitted by the declaration of the Trust.

        The holders of at least a majority in aggregate liquidation amount of the trust preferred securities of a Trust may waive any default or event of default with respect to that series and its consequences, except defaults or events of default regarding:

  •
  payment of principal, premium, or interest; or

  •
  covenants containing limitations on our ability to pay dividends and make payments on debt securities.

        A waiver shall cure the default or event of default. If, under a Trust's declaration, an event of default has occurred because we have failed to pay the principal, premium, or interest on the debt securities, then each holder of the trust preferred securities may sue us or seek other remedies, to force us to pay to the holder the principal, premium, or interest on the debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder.

Modification of Indenture; Waiver

        Under any indenture covering securities issued to a Trust, Boise and the indenture trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least 66 2/3% in aggregate liquidation amount of the preferred securities of the Trust holding that series of debt. Any change will be subject to the limitations described above under "Modification and Waiver" applicable to the other debt securities.

        If the property trustee of the Trust, as the holder of debt securities, is required to consent to any amendment, modification, or termination of the indenture, the property trustee will request directions from the holders of the preferred securities of the applicable Trust.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock, debt securities, or any combination of these three. The warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Boise and a bank or trust company, as warrant agent.

        This section summarizes the material terms of the warrants that we may offer. The prospectus supplement relating to a particular series of warrants will describe the specific terms of the series, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the warrants. When evaluating the warrants, you should also refer to all the provisions of the warrant agreement, the certificates representing the warrant, and the specific descriptions in the prospectus supplement. The forms of the warrant agreement and the warrant certificates are or will be filed as exhibits or incorporated by reference in the registration statement.

        The prospectus supplement relating to a series of warrants will describe the specific terms of the warrants including the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued and the currency in which the price for the warrants may be paid;

  •
  the designation and terms of the securities purchasable upon the exercise of the warrants;

  •
  the price at which and the currency in which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  whether the warrants are exercisable by payment of cash, surrender of other securities, or both;

  •
  provisions for changes to or adjustments in the exercise price of the warrants;

  •
  if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each such other security;

  •
  if applicable, the date on and after which the warrants and the related other securities will be separately transferable;

  •
  whether the warrants will be issued in registered form or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of material United States federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Until holders of warrants to purchase debt securities exercise their warrants to purchase the debt securities, they will not be entitled to payments of principal, premium, or interest on the debt securities. Until holders of warrants to purchase common or preferred stock exercise their warrants to purchase the stock, they will not be entitled to dividends, if any, declared and paid on the stock.

        Holders may exercise warrants as stated in the prospectus supplement relating to those warrants. Once the payment and the properly completed and executed warrant certificate is received at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities. If the holder exercises less than all of the warrants represented by the warrant certificate, we will also issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS AND THE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase and Boise to sell a specified number of shares of common stock or preferred stock at a future date or dates. The price per share of the stock may be fixed at the time the purchase contracts are issued or may be determined through a specific formula included in the purchase contracts. The purchase contracts may be issued separately or as a part of units, including, but not limited to, adjustable conversion-rate equity security units. A unit may consist of a purchase contract and debt securities, trust securities, or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock or preferred stock under the purchase contracts. The purchase contracts may require us to make periodic payments to the unit holders or may require the unit holders to make periodic payments to us, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

        The prospectus supplement relating to any particular offered purchase contracts and/or units will describe the specific terms of the purchase contracts and/or units, which may be in addition to or different from the general terms summarized above in this section. When evaluating the purchase contracts and/or units, you should read the specific description in the prospectus supplement. In addition, the forms of the purchase contracts and the units are or will be filed as exhibits to or incorporated by reference in the registration statement.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

General

        The declaration of each Trust authorizes the respective trustees to issue one series of trust preferred securities on the Trust's behalf. Each Trust will use the proceeds from the sale of the trust preferred securities to purchase a series of debt securities issued by Boise. The property trustee will hold these debt securities in trust for the benefit of the holders of the trust preferred securities.

        This section summarizes the material terms of the preferred securities that the Trusts may offer. The prospectus supplement relating to any particular preferred securities offered by a Trust will describe the specific terms of the preferred securities, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the prospectus supplement do not describe every aspect of the preferred securities. When evaluating the preferred securities, you should refer to all the provisions of the amended declarations and the preferred securities. The forms of the declarations and the preferred securities will be filed as exhibits to or incorporated by reference in the registration statement.

        In particular, the prospectus supplement will describe:

  •
  the name of the trust preferred securities;

  •
  the designation of the trust preferred securities;

  •
  the dollar amount and number of trust preferred securities issued;

  •
  the annual distribution rate(s) or method of determining the rate(s), the payment date(s) and the record dates;

  •
  the date(s) or the method to determine the date(s) from which distributions shall be cumulative;

  •
  any optional repurchase or redemption provisions, including the prices, time periods, and other terms and conditions for which the trust preferred securities shall be purchased or redeemed, in whole or in part;

  •
  the terms and conditions, if any, upon which the applicable series of debt securities and the related trust preferred securities guarantee may be distributed to holders of the trust preferred securities upon liquidation, dissolution, termination or winding up of the Trust;

  •
  any voting rights of the trust preferred securities other than those described in this section;

  •
  any securities exchange on which the trust preferred securities will be listed;

  •
  whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements;

  •
  any other relevant rights, preferences, privileges, limitations, or restrictions of the trust preferred securities; and

  •
  any applicable United States federal income tax considerations.

Rights to Payment

        We will guarantee the payments of distributions and payments on redemption or liquidation with respect to the trust preferred securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. The trust preferred securities guarantee by Boise is described in more detail below under "Description of the Trust Preferred Securities Guarantee."

        The assets of each Trust available for distribution to the holders of its trust preferred securities will be limited to payments from Boise under the series of debt securities held by the Trust. If Boise fails to make a payment on the debt securities, the Trust will not have sufficient funds to make related payments, including distributions, on its trust preferred securities.

        The trust preferred securities guarantee, when taken together with our obligations under the series of debt securities, the indenture and the amended declaration of the Trust, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by each Trust.

Liquidation Distribution Upon Dissolution

        The amended declaration of each Trust states that the Trust shall be dissolved upon:

  •
  the expiration of the term of the Trust;

  •
  the bankruptcy of Boise;

  •
  a change in law requiring the Trust to register as an investment company under the Investment Company Act of 1940;

  •
  the filing of a certificate of dissolution or its equivalent with respect to Boise;

  •
  Boise's election to terminate the trust and distribute the related debt securities directly to the holders of the trust securities;

  •
  the redemption, conversion, or exchange of all of the trust securities of the Trust; or

  •
  entry of a court order for the dissolution of Boise or the Trust.

        In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

  •
  cash equal to the aggregate liquidation amount of each trust security specified in the prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

  •
  debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust securities.

        If a Trust cannot pay the full amount due on its trust securities because it has insufficient assets, then the amounts payable by the Trust shall be paid pro rata. If an event of default under the related indenture has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Events of Default

        An event of default under the indenture relating to a series of debt securities is also an event of default under the amended declaration of the Trust that owns those securities. We have described these events of default under the sections entitled "Description of Debt Securities—Provisions Applicable to All Debt Securities—Events of Default" and "—Provisions Applicable to Debt Securities—Events of Default."

        Every year, Boise and the regular trustees of each Trust must file with the property trustee for the Trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related amended declaration.

        If an event of default occurs, the property trustee of the Trust, as the sole holder of the debt securities held by the Trust, will have the right under the indenture to declare the principal, any premium, and interest on the debt securities immediately due and payable.

Holder's Right to Sue

        If a property trustee fails to enforce its rights under the amended declaration or the indenture then, to the fullest extent permitted by law, and subject to the terms of the amended declaration and the indenture, any holder of trust preferred securities may sue Boise, or seek other remedies, to enforce the property trustee's rights under the amended declaration or the indenture. The holder is not required to institute a legal proceeding against the property trustee or any other person before suing Boise.

        If Boise fails to pay any principal, premium, or interest on a series of debt securities when payable, then a holder of the trust preferred securities may directly sue Boise or seek other remedies to collect its pro rata share of payments owed.

Removal and Replacement of Trustees

        Only Boise may remove or replace the trustees of a Trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only when the successor trustee accepts the appointment according to the provisions of the amended declaration for the Trust.

Conversion or Exchange Rights

        The prospectus supplement will state the terms on which the trust preferred securities are convertible into or exchangeable for common stock or other securities of Boise or any other entity. The terms will state whether conversion or exchange is mandatory, and whether it is at the holder's option or at Boise's option. The terms may provide for adjustment of the number of shares of common stock or other securities of Boise or any other person to be received by the holders of trust preferred securities in specified instances.

Mergers, Consolidations, Conversions or Amalgamations of the Trusts

        The Trusts may not consolidate or merge with or be converted into or replaced by any other corporation or other entity, or convey, transfer, or lease their properties and assets substantially as an entirety to any other corporation or other entity, except in each case as described below. A Trust may, with the consent of a majority of its regular trustees and without the consent of the trust security holders or the other trustees, engage in any of the merger events referred to above, provided that:

  •
  the successor entity either:

  (1)
  assumes all of the obligations of the Trust relating to its trust securities; or

  (2)
  substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption, and otherwise;

  •
  Boise acknowledges a trustee of the successor entity who has the same powers and duties as the property trustee of the Trust, as the holder of the particular series of debt securities;

  •
  the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same national securities exchange or other market on which the trust preferred securities are then listed;

  •
  the merger event does not cause the trust preferred securities or successor securities to be downgraded by any national rating agency;

  •
  the merger event does not adversely affect the rights, preferences, and privileges of the holders of the trust securities or successor securities in any material way;

  •
  the successor entity has a purpose identical to that of the Trust;

  •
  prior to the merger event, Boise has received an opinion of counsel from a nationally recognized law firm stating that:

  (1)
  the merger event does not adversely affect the rights of the holders of the Trust's preferred securities or any successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity); and

  (2)
  following the merger event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

  •
  Boise or any permitted successor owns all of the common stock of the successor entity and guarantees the obligations of the successor entity under the successor securities in the same manner as in the original guarantee.

        In addition, unless all of the holders of the trust preferred securities and trust common securities approve, the Trust may not consent to or engage in a merger event if that event would cause the Trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Declaration

        The holders of trust preferred securities have no voting rights except as discussed above under "—Mergers, Consolidations, Conversion or Amalgamations of the Trust," below under "Description of the Trust Preferred Securities Guarantee—Amendments and Assignment," and in the following three paragraphs, and as otherwise required by law or the amended declaration for the Trust.

        The amended declaration may be amended by a majority of the regular trustees of the Trust. However, if any proposed amendment provides for, or the regular trustees otherwise propose:

  (1)
  any action that would adversely affect the powers, preferences, or special rights of the trust securities, whether by way of amendment to the amended declaration or otherwise; or

  (2)
  the dissolution, winding-up, or termination of the Trust other than pursuant to the terms of its amended declaration, then the holders of the trust securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal must be approved by at least 66 2/3% in liquidation amount of the trust securities affected by the amendment or proposal.

        If any amendment or proposal referred to in clause (1) above would adversely affect only a particular class of the trust securities of the Trust, then only the affected class will be entitled to vote on the amendment or proposal. The amendment or proposal must be approved by at least 66 2/3% in liquidation amount of the affected class.

        No amendment may be made to an amended declaration if the amendment would:

  •
  cause the Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

  •
  impose any additional obligation on Boise without its consent;

  •
  reduce or otherwise adversely affect the powers of the property trustee; or

  •
  cause the Trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act.

        The holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to:

  •
  direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee of the Trust; or

  •
  direct the exercise of any trust or power conferred upon the property trustee under the Trust's amended declaration, including the right to direct the property trustee, as the holder of a series of debt securities, to:

  (1)
  exercise the remedies available under the indenture with respect to those debt securities;

  (2)
  waive any event of default under the indenture that is waivable; or

  (3)
  cancel an acceleration of the principal of the debt securities.

        If the indenture requires the consent of the holders of more than a majority in aggregate principal amount of the debt securities, then the property trustee must get approval of the holders of the 66 2/3% in liquidation amount of the trust preferred securities.

        In addition, before taking any of the actions described above, the property trustee must obtain an opinion of counsel stating that, as a result of the action, the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

        The property trustee of the Trust will notify all holders of trust preferred securities of any notice received from the indenture trustee with respect to the debt securities held by the Trust.

        As described in the amended declaration, the property trustee may hold a meeting to have holders of trust preferred securities vote on a change or have them approve a change by written consent.

        Any trust preferred securities that we or our affiliates own will be treated as if they were not outstanding for purposes of any vote or consent of trust preferred securities.

Information Concerning the Property Trustee

        For matters relating to compliance with the Trust Indenture Act, the property trustee of the Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee must perform only the duties specifically stated in the amended declaration and, upon an event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not required to exercise any of the powers it has under the applicable amended declaration at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. The holders of the trust preferred securities, however, will not be required to offer an indemnity where the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default.

Miscellaneous

        The regular trustees of a Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that:

  •
  it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

  •
  it will be classified as a grantor trust for United States federal income tax purposes; and

  •
  the debt securities it holds will be treated as indebtedness of Boise for United States federal income tax purposes.

        Boise and the regular trustees of the Trust are authorized to take any action permitted under applicable law, the certificate of trust and the amended declaration, that they together determine is necessary or desirable for the purposes of the Trust.

        Holders of trust preferred securities have no preemptive or similar rights.

        The Trust may not borrow money, issue debt, execute mortgages, or pledge any of its assets.

Governing Law

        The amended declaration and the related trust preferred securities will be governed by the laws of the State of Delaware.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

General

        When a Trust issues trust preferred securities, Boise will execute a trust preferred securities guarantee which benefits the holders of trust preferred securities. The trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank Trust National Association or another trustee, indentified in the prospectus supplement, will act as the guarantee trustee for the purposes of compliance with the Trust Indenture Act, and will hold the guarantee for the benefit of the holders of trust preferred securities.

Guarantee Payment

        This section summarizes the material terms of the guarantees that Boise will provide in respect of the preferred securities that the Trusts may offer. The summary in this section does not describe every aspect of the guarantee. When evaluating the guarantee, you should also refer to any description in the related prospectus supplement and to all the provisions of the guarantee agreements. The form of the guarantee agreement is filed as an exhibit to the registration statement.

        Boise will irrevocably agree to pay in full to the holders of the trust preferred securities the following guarantee payments when due, to the extent not paid by the Trust, regardless of any defense, right of set-off, or counterclaim which the Trust may have or assert:

  •
  any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Trust has funds available to make the payment;

  •
  the redemption price, to the extent that the Trust has funds available to make the payment; and

  •
  if the Trust is voluntarily or involuntarily dissolved and liquidated (other than in connection with a distribution of debt securities to holders of the trust preferred securities or the redemption of all the trust preferred securities), the lesser of:

  (1)
  the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Trust has funds available to make the payment; and

  (2)
  the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and liquidation of the trust ("Liquidation Payment").

        Boise may satisfy its obligation to make a guarantee payment by directly paying the required amounts to the holders of the trust preferred securities or by causing the Trust to pay the amounts to the holders.

        The combined operation of Boise's obligations under the indenture and the trust preferred securities guarantee and amended declaration provides a full, irrevocable and unconditional guarantee of the trust's obligations under its trust preferred securities.

Status of the Guarantee

        The guarantee will be an unsecured obligation of Boise and will rank:

  •
  subordinate and junior in right of payment to all of Boise's other liabilities, except those obligations made equal or junior to its obligations under the trust preferred securities guarantee;

  •
  equal with the senior most preferred or preference stock now or later issued by Boise, and with any guarantee now or later issued by it in respect of any preferred or preference stock of any of its affiliates; and

  •
  senior to the common stock.

        The declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the guarantee. The guarantee will be a guarantee of payment and not of collection (in other words, the holder of the guaranteed security may sue Boise, or seek other remedies, to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity). The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid, or upon distribution of the corresponding series of debt securities to the holders of trust preferred securities according to the terms of the declaration.

Amendments and Assignment

        Except for changes which do not adversely affect the rights of holders of trust preferred securities in any material respect (in which case no consent of the holders will be required), a guarantee may only be amended with the prior approval of the holders of at least 66 2/3% in aggregate liquidation amount of the trust preferred securities. We have described the way to obtain approval under "Description of the Trust Preferred Securities—Voting Rights; Amendment of Declaration." All guarantees and agreements contained in the trust preferred securities guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

Events of Default under the Guarantee

        An event of default under the guarantee occurs if we fail to make any required payments or perform our obligations under the guarantee.

        The holders of at least a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.

Information Concerning the Guarantee Trustee

        The guarantee trustee will only perform the duties that are specifically described in the guarantee, except when an event of default under the guarantee occurs and is continuing. After a default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers at the request of any holder of covered trust preferred securities unless it receives reasonable indemnity against the costs, expenses, and liabilities that it might incur.

Termination of the Guarantee

        The guarantee will terminate once the trust preferred securities are paid in full or upon distribution of the corresponding series of debt securities to the holders of the trust preferred securities. The guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities must return any sums paid under the trust preferred securities or the guarantee.

Governing Law

        The guarantee will be governed by the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
THE TRUST PREFERRED SECURITIES GUARANTEE
AND THE DEBT SECURITIES HELD BY THE TRUST

        As long as Boise makes payments of interest and other payments when due on the debt securities held by a Trust, the Trust will have sufficient funds to make distribution payments and redemption and liquidation payments due on its trust preferred securities. This is because:

  •
  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate liquidation amount of the trust securities;

  •
  the interest rate and interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

  •
  Boise will pay for any and all costs, expenses, and liabilities of each Trust except the trust's obligations under its trust preferred securities; and

  •
  each declaration provides that a Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

        If and to the extent that Boise fails to make payments on the debt securities, the Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders will not be able to rely upon the trust preferred securities guarantee for payment of these amounts. Instead, they may directly sue Boise or seek other remedies to collect the pro rata share of payments owed. If a holder of trust preferred securities sues Boise to collect payment, then Boise will assume the holder's rights under the declaration to the extent Boise makes a payment in the legal action.

        A holder of any trust preferred security may sue Boise, or seek other remedies, to enforce its rights under the guarantee without first suing the guarantee trustee, the Trust or any other person or entity.

PLAN OF DISTRIBUTION

        Boise may sell common stock, preferred stock, any series of debt securities, warrants, purchase contracts, units or guarantees, and the Trusts may sell trust preferred securities, in one or more of the following ways from time to time:

  •
  to underwriters for resale to the public;

  •
  directly to institutional investors; or

  •
  through agents to the public.

        The offered securities may be distributed periodically in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

In connection with the sale of offered securities, underwriters or agents may receive compensation from Boise in the form of underwriting discounts or commissions. They may also receive commissions from purchasers of offered securities. Underwriters or agents may sell offered securities to or through dealers. Those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from purchasers.

        The prospectus supplement will explain the terms of the offering of the securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

        If underwriters participate in the sale, they will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

        Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent. The underwriters cannot purchase a series in part but must instead purchase the entire series.

        Underwriters, dealers, and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters and agents may be entitled under agreements entered into with Boise and/or the Trusts to indemnification by Boise and/or the Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to related payments which the underwriters or agents may be required to make.

        Underwriters and agents and/or their affiliates may engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

        If indicated in the Prospectus Supplement, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us under delayed purchase contracts. Each contract will provide for payment and delivery on the date(s) stated in the prospectus supplement and will be for an amount not less than the amount stated in the prospectus supplement. The aggregate amount of offered securities sold under these contracts shall be equal to the amount stated in the prospectus supplement. We may enter into delayed purchase contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. Purchasers will in all cases be subject to our approval. The obligations of any purchaser under any delayed contract will be subject to the following conditions:

  1.
  the purchase by an institution of the offered securities covered by its delayed contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

  2.
  if the offered securities are being sold to underwriters, Boise shall have sold to the underwriters the total principal amount of the offered securities less the principal amount covered by delayed purchase contracts.

The underwriters will not have any responsibility regarding the validity or performance of the delayed purchase contracts.

        Each series of offered securities will be a new issue of securities and will have no established trading market, other than our common stock which is listed on the New York Stock Exchange. Any common stock sold under the terms of a prospectus supplement will be listed on the New York Stock Exchange subject to official notice of issuance. Other securities may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold for public offering and sale may but are not required to make a market in the securities, and the underwriters may discontinue any market making at any time without notice.

LEGAL MATTERS

        The validity of the offered securities will be passed upon for us by John W. Holleran, who is our Senior Vice President and General Counsel, and Bell, Boyd & Lloyd LLC, Chicago, Illinois, and for the underwriters or agents, if any, by Sullivan & Cromwell, New York, New York. Matters of Delaware law relating to the trust preferred securities will be passed upon on behalf of the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trusts.

        As of December 31, 2001, Mr. Holleran was the beneficial owner of 1,923 shares of our common stock and 1,110 shares of our Convertible Preferred Stock, Series D, in the Employee Stock Option Plan. Mr. Holleran holds options to purchase shares of our common stock under our key executive stock option plan and holds stock units under the 2001 Key Executive Deferred Compensation Plan. Sullivan & Cromwell, Richards, Layton & Finger, P.A., and Bell, Boyd & Lloyd LLC from time to time render legal services to Boise.

EXPERTS

        The audited financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports which accompany those statements, and are incorporated by reference in reliance upon the authority of that firm as experts in accounting and auditing in giving such reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        We estimate the expenses of the offering described in this Registration Statement to be as follows:

Commission filing fee (actual fee)	$46,000
Accounting fees and expenses	10,000
Legal fees and expenses	100,000
Rating agencies' fees	250,000
Transfer Agent's, Trustee's and Depositary's fees and expenses	35,000
Printing and Engraving	150,000
Miscellaneous	9,000

Total	$600,000

        These expenses (with the exception of the filing fee), which are to be incurred and satisfied by the Registrant in connection with the issuance and distribution of the securities being registered, have been estimated pursuant to the instructions to Item 511 of Regulation S-K, subject to future contingencies.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of Delaware authorizes Boise to indemnify its directors and officers under specified circumstances. Our Restated Certificate of Incorporation and bylaws provide that we shall indemnify, to the extent permitted by Delaware law, our directors, officers, and employees against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arise out of their status as directors, officers, or employees. Boise has also entered into agreements with each director to indemnify him or her to the fullest extent permitted by Delaware Law.

        Our directors and officers are insured, under insurance policies maintained by Boise (subject to the limitations of the policies), against expenses incurred in the defense of actions, suits, or proceedings, and liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

        Under the amended declarations, Boise will agree to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Trustee, any affiliate of any Trustee, any officer, director, shareholder, employee, representative or agent of any Trustee, and any employee or agent of the Trusts or their affiliates (each an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim incurred by such Indemnified Person by reason of the creation, operation, dissolution or termination of the Trust or in connection with the administration of the Trusts or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the amended declarations, except that no Indemnified Person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

Item 16.    List of Exhibits

        Exhibits are listed in the Exhibit Index and are incorporated by reference.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  5.
  That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  6.
  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  7.
  To file applications for the purpose of determining the eligibility of the trustees under the Subordinated Indenture and the Junior Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

  8.
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

        Each person whose signature appears below appoints George J. Harad and John W. Holleran, and each of them severally, acting alone and without the other, their true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this Registration Statement necessary or advisable to enable Boise to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Boise certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, Idaho, on April 16, 2002.

BOISE CASCADE CORPORATION

By	/s/ GEORGE J. HARAD George J. Harad, Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 16, 2002.

Signatures	Title
Principal Executive Officer:
/s/ GEORGE J. HARAD George J. Harad	Chairman of the Board and Chief Executive Officer
Principal Financial Officer:
/s/ THEODORE CRUMLEY Theodore Crumley	Senior Vice President and Chief Financial Officer
Principal Accounting Officer:
/s/ TOM E. CARLILE Tom E. Carlile	Vice President and Controller

A Majority of the Directors
/s/ GEORGE J. HARAD George J. Harad	Director
/s/ PHILIP J. CARROLL Philip J. Carroll	Director
/s/ CLAIRE S. FARLEY Claire S. Farley	Director
/s/ RAKESH GANGWAL Rakesh Gangwal	Director
/s/ RICHARD R. GOODMANSON Richard R. Goodmanson	Director
/s/ EDWARD E. HAGENLOCKER Edward E. Hagenlocker	Director
/s/ DONALD S. MACDONALD Donald S. Macdonald	Director
/s/ GARY G. MICHAEL Gary G. Michael	Director
/s/ A. WILLIAM REYNOLDS A. William Reynolds	Director
/s/ FRANCESCA RUIZ DE LUZURIAGA Francesca Ruiz de Luzuriaga	Director
/s/ JANE E. SHAW Jane E. Shaw	Director
/s/ FRANK A. SHRONTZ Frank A. Shrontz	Director
/s/ CAROLYN M. TICKNOR Carolyn M. Ticknor	Director
/s/ WARD W. WOODS, JR. Ward W. Woods, Jr.	Director
Dated: April 16, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of Boise Cascade Trust II and Boise Cascade Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, Idaho, on April 16, 2002.

BOISE CASCADE TRUST II
By BOISE CASCADE CORPORATION, as Sponsor

By	/s/ JOHN W. HOLLERAN John W. Holleran Senior Vice President and General Counsel
BOISE CASCADE TRUST III
By BOISE CASCADE CORPORATION, as Sponsor

By	/s/ JOHN W. HOLLERAN John W. Holleran Senior Vice President and General Counsel

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2002, incorporated by reference into Boise Cascade Corporation's Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this Registration Statement on Form S-3.

/s/ ARTHUR ANDERSEN LLP ARTHUR ANDERSEN LLP

Boise, Idaho
April 16, 2002

BOISE CASCADE CORPORATION

EXHIBIT INDEX
Filed with Form S-3

Exhibit		Page
1.1	The form of Underwriting Agreement with respect to Boise's debt securities will be filed as an exhibit to a Current Report of Boise on Form 8-K and incorporated herein by reference.
1.2	The form of Underwriting Agreement with respect to Boise's Common Stock and Preferred Stock will be filed as an exhibit to a Current Report of Boise on Form 8-K and incorporated herein by reference.
1.3	The form of Underwriting Agreement with respect to the Preferred Securities of the Trusts will be filed as an exhibit to a Current Report of Boise on Form 8-K and incorporated herein by reference.
1.4	The form of Underwriting Agreement with respect to the units will be filed as an exhibit to a Current Report of Boise on Form 8-K and incorporated herein by reference.
4.1(1)	Restated Certificate of Incorporation, as restated to date.
4.2(2)	Bylaws, as amended, December 11, 1998.
4.3(3)	Indenture dated as of October 1, 1985, between Boise Cascade Corporation and U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New York).
4.4(4)	First Supplemental Indenture dated December 20, 1989.
4.5(5)	Second Supplemental Indenture dated August 1, 1990.
4.6(6)	Third Supplemental Indenture dated December 5, 2001.
4.7(7)	Form of Subordinated Indenture to be used in connection with the issuance of Boise's subordinated debt securities.
4.8(7)	Form of Junior Subordinated Indenture to be used in connection with the issuance of the junior subordinated debt securities to the Boise Cascade Trusts.
4.9	Form of senior debt securities (included in Exhibit 4.3).
4.10	Form of subordinated debt securities (included in Exhibit 4.7).
4.11	Form of junior subordinated debt securities (included in Exhibit 4.8).
4.12	The form of any certificate of designation with respect to any preferred stock issued hereunder will be filed as an exhibit to a Current Report of Boise on Form 8-K and incorporated herein by reference.
4.13	The form of Purchase Contract Agreement, between Boise and the Purchase Contract Agent (including as Exhibit A the form of the Security Certificate), will be filed as an exhibit to a Current Report of Boise on Form 8-K and incorporated herein by reference.
4.14(7)	Certificate of Trust of Boise Cascade Trust II.
4.15(7)	Certificate of Trust of Boise Cascade Trust III.
4.16(7)	Declaration of Trust of Boise Cascade Trust II.
4.17(7)	Declaration of Trust of Boise Cascade Trust III.

4.18(7)	Form of Amended and Restated Declaration of Trust for the Boise Cascade Trusts.
4.19	Form of Trust Preferred Security (included in Exhibit 4.18).
4.20(7)	Form of Guarantee Agreement with respect to the Preferred Securities of the Boise Cascade Trusts.
4.21	The form of Deposit Agreement will be filed as an exhibit to a Current Report of Boise on Form 8-K and incorporated herein by reference.
4.22	Form of Depositary Receipt (included in Exhibit 4.21).
4.23	The form of Warrant Agreement will be filed as an exhibit to a Current Report of Boise on Form 8-K and incorporated herein by reference.
4.24	Form of Warrant Certificate (included in Exhibit 4.23).
5.1	Opinion of John W. Holleran.
5.2	Opinion of Richards, Layton & Finger, P.A.
12.1(8)	Statement re computation of ratio of earnings to fixed charges.
12.2(9)	Statement re computation of ratio of earnings to combined fixed charges and preferred dividend requirements.
23.1	Consent of Arthur Andersen LLP (see page II-7).
23.2	Consent of John W. Holleran (included in Exhibit 5.1).
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).
24	Power of Attorney (included on signature pages of this registration statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association (as successor to Morgan Guaranty Trust Company of New York), as Trustee under the Senior Indenture.
25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be filed under cover of Form 305B2 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
25.3	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Junior Subordinated Indenture will be filed under cover of Form 305B2 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
25.4	The Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee of the Preferred Securities Guarantee of Boise for the benefit of the holders of the Preferred Securities of the Boise Cascade Trust II and III will be filed under cover of Form 305B2 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
25.5	The Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Amended and Restated Declaration of Trust of Boise Cascade Trust II and III will be filed under cover of Form 305B2 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(1)
The Restated Certificate of Incorporation was filed under Exhibit 3 in Boise's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and is incorporated by this reference.

(2)
The Bylaws, as amended, December 11, 1998, were filed under Exhibit 3.2 in Boise's Form 10-K for the year ended December 31, 1998 (File No. 1-5057), and are incorporated by this reference.

(3)
The Indenture was filed under Exhibit 4 in Boise's Registration Statement on Form S-3, Registration No. 33-5673, filed May 13, 1986, and is incorporated by this reference.

(4)
The First Supplemental Indenture was filed under Exhibit 4.2 in Boise's Pre-Effective Amendment No. 1 to Form S-3, Registration No. 33-32584, filed December 20, 1989, and is incorporated by this reference.

(5)
The Second Supplemental Indenture was filed under Exhibit 4.1 in Boise's Form 8-K filed August 10, 1990 (File No. 1-5057), and is incorporated by this reference.

(6)
The Third Supplemental Indenture was filed under Exhibit 99.2 in Boise's Form 8-K filed December 10, 2001 (File No. 1-5057), and is incorporated by this reference.

(7)
The form of Subordinated Indenture was filed under Exhibit 4.6, the form of Junior Subordinated Indenture was filed under Exhibit 4.7, the Certificate of Trust of Boise Cascade Trust II was filed under Exhibit 4.14, the Certificate of Trust of Boise Cascade Trust III was filed under Exhibit 4.15, the Declaration of Trust of Boise Cascade Trust II was filed under Exhibit 4.17, the Declaration of Trust of Boise Cascade Trust III was filed under Exhibit 4.18, the Form of Amended and Restated Declaration of Trust for the Boise Cascade Trusts was filed under Exhibit 4.19, and the form of Guarantee Agreement was filed under Exhibit 4.21, in Boise's Registration Statement on Form S-3, Registration No. 333-74981, filed March 24, 1999. Each of the documents referenced in this footnote is incorporated by reference.

(8)
The "Statement re computation of ratio of earnings to fixed charges" was filed under Exhibit 12.1 in Boise's Form 10-K for the year ended December 31, 2001 (File No. 1-5057), and is incorporated by this reference.

(9)
The "Statement re computation of ratio of earnings to combined fixed charges and preferred dividend requirements" was filed under Exhibit 12.2 in Boise's Form 10-K for the year ended December 31, 2001 (File No. 1-5057), and is incorporated by this reference.

QuickLinks

TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
ABOUT BOISE
ABOUT THE TRUSTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDEND REQUIREMENTS
DESCRIPTION OF THE SECURITIES WE MAY OFFER
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF THE PURCHASE CONTRACTS AND THE UNITS
DESCRIPTION OF THE TRUST PREFERRED SECURITIES
DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST PREFERRED SECURITIES GUARANTEE AND THE DEBT SECURITIES HELD BY THE TRUST
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. List of Exhibits
Item 17. Undertakings
SIGNATURES
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
BOISE CASCADE CORPORATION EXHIBIT INDEX Filed with Form S-3